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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) January 9, 1995

                    Park Communications, Inc.

          Exact name of registrant as specified in its charter)


     Delaware            0-12743                  16-0986694
(State or other    (Commission File Number)       (IRS Employer
jurisdiction                                      Identification
of incorporation)                                 No.)



               Terrace Hill, Ithaca, N.Y. 14851
                    (Address of principal executive offices)

Registrant's telephone number, including area code: 607-272-9020


                              N/A
(Former name or former address, if changed since last report)
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Item 5.  Other Events.

          On January 9, 1995, the Registrant provided to the holders of the Registrant's issued and outstanding 6-7/8 % Convertible Subordinated Debentures due March 15, 2011 ("Debentures"), the attached notice relating to the redemption of the Debentures. As of January 5, 1995, Debentures in the principal amount of $45,351,000 were outstanding. If all holders of the outstanding Debentures elect to exercise their right of conversion in lieu of redemption as described in the attached notice, approximately 2,366,138 additional shares of the Registrant's common stock would be issued and outstanding. As of December 31, 1994, the estate of the Registrant's founder, Roy H. Park ("Estate"), owned or controlled approximately 88.6% of the issued and outstanding common stock of the Registrant (assuming conversion into common stock of the Debentures held or controlled by the Estate and no conversion of other outstanding Debentures, other than those already converted as of December 31, 1994). If all of the Debentures are converted into common stock, the Estate would own or control approximately 80.1% of the Registrant's issued and outstanding common stock.

          As previously reported, on October 25, 1994, the Registrant entered into an agreement to be acquired by Park Acquisitions, Inc. ("PAI"). Pursuant to the terms of the attached Agreement Regarding Cash Balance and Amendment No. 1 to the Agreement and Plan of Merger dated as of October 25, 1994, Among PAI, Park Acquisitions Subsidiary, Inc., a wholly owned subsidiary of PAI ("PAS"), and the Registrant, PAI and PAS have consented to the conversion of the Debentures and the parties have amended the Agreement and Plan of Merger to the extent necessary to clarify and adequately reflect their mutual understandings regarding the cash balance on the Registrant's books at closing of the acquisition.

          The sale of the Registrant is contingent upon, among other things, receiving the consent of the Federal Communications Commission ("FCC") to the transfer of control of the Registrant and its broadcast licenses to PAI. On November 7, 1994, the Registrant and PAI filed with the FCC their respective applications for consent to such transfer (FCC File Nos. BTCCT-941107KJ, et seq.). To the Registrant's knowledge, only one formal and two informal objections to the transfer were submitted to the FCC by December 22, 1994, the final date for receipt of such objections. While review of these objections by the FCC could extend the time related to the granting of FCC consent, the Registrant does not believe that any of the objections will result in a denial of consent to the transfer.
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Item 7. Financial Statements, Pro Forms Financial Information and Exhibits

     (c)  Exhibits

          2.1 - Agreement Regarding Cash Balance and Amendment No. 1 to the Agreement and Plan of Merger dated as of October 25, 1994, Among Park Acquisitions, Inc., Park Acquisitions Subsidiary, Inc. and Park Communications, Inc.

          2.2 - List of contents of all schedules to the Agreement and Plan of Merger among Park Acquisitions, Inc., Park Acquisitions Subsidiary, Inc. and Park Communications, Inc. dated as of October 25, 1994

          99 - Form of Notice provided to Holders of the Registrant's issued and outstanding Convertible Subordinated Debentures (due March 15, 2011)



          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              PARK COMMUNICATIONS, INC.

     Date:     1/13/95        /s/ Dorothy D. Park
                         _____________________________
                              Dorothy D. Park
                              Chairman of the Board

     Date:     1/13/95        /s/ Wright M. Thomas
                         _____________________________
                              Wright M. Thomas
                         President, Chief Operating Officer,
                         Assistant Secretary and Director

     Date:     1/13/95        /s/ Randel N. Stair
                         _____________________________
                              Randel N. Stair
                         Vice President -- Chief Financial
                         Officer, Controller, Treasurer and Assistant
                         Secretary (Principal Financial Officer)


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                                 EXHIBIT INDEX

2.1 - Agreement Regarding Cash Balance and Amendment No. 1 to the Agreement and Plan of Merger dated as of October 25, 1994, Among Park Acquisitions, Inc., Park Acquisitions Subsidiary, Inc. and Park Communications, Inc.

2.2 - List of contents of all schedules to the Agreement and Plan of Merger among Park Acquisitions, Inc., Park Acquisitions Subsidiary, Inc. and the Registrant dated as of October 25, 1994

99 - Form of Notice provided to Holders of the Registrant's issued and outstanding Convertible Subordinated Debentures (due March 15, 2011)